Exhibit 99.1

MAA

Third Quarter 2023

Earnings Release Supplemental Data

www.maac.com

TABLE OF CONTENTS
Earnings Release	3
Financial Highlights	8
Consolidated Statements of Operations/Share and Unit Data	9
Consolidated Balance Sheets	10
Reconciliation of Non-GAAP Financial Measures	11
Non-GAAP Financial Measures	14
Other Key Definitions	15
Portfolio Statistics	S-1
Components of Net Operating Income/Components of Same Store Portfolio Property Operating Expenses	S-3
Multifamily Same Store Portfolio NOI Contribution Percentage	S-4
Multifamily Same Store Portfolio Comparisons	S-5
Multifamily Development Pipeline/Multifamily Lease-up Communities/Multifamily Interior Redevelopment Pipeline	S-8
2023 Acquisition Activity (Through September 30, 2023)/2023 Disposition Activity (Through September 30, 2023)	S-9
Debt and Debt Covenants as of September 30, 2023	S-9
2023 Guidance/Reconciliation of Earnings per Common Share to Core FFO and Core AFFO per Share for 2023 Guidance	S-11
Credit Ratings/Common Stock/Investor Relations Data	S-12

EARNINGS RELEASE

MAA REPORTS THIRD QUARTER 2023 RESULTS

GERMANTOWN, TN, October 25, 2023/PRNewswire/ -- Mid-America Apartment Communities, Inc., or MAA (NYSE: MAA), today announced operating results for the quarter ended September 30, 2023.

Third Quarter 2023 Operating Results	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Earnings per common share - diluted	$0.94	$1.05	$3.34	$3.82

Funds from operations (FFO) per Share - diluted	$2.16	$2.19	$6.85	$6.08

Core FFO per Share - diluted	$2.29	$2.19	$6.85	$6.18

A reconciliation of FFO and Core FFO to Net income available for MAA common shareholders, and discussion of the components of FFO and Core FFO, can be found later in this release. FFO per Share – diluted and Core FFO per Share – diluted include diluted common shares and units.

Eric Bolton, Chairman and Chief Executive Officer, said, “Third quarter results were ahead of our expectations supported by the continued solid demand for apartment housing. Stable employment conditions along with continued positive migration trends to our markets and historically low resident move-outs are combining to drive solid demand. The delivery of new apartment supply is currently impacting rent growth performance associated with new move-in residents, and we expect this pressure to persist for another few quarters. The volume of new apartment starts has begun to decline, and we expect that leasing conditions will be supportive of higher rent growth in late 2024 as markets absorb the current development pipeline. MAA’s uniquely diversified portfolio, along with a strong operating platform and balance sheet, is well positioned to work through the current new supply pipeline, as well as pursue new growth opportunities that are emerging.”

Highlights

•
During the third quarter of 2023, MAA’s Same Store Portfolio produced growth in revenues of 4.1%, as compared to the same period in the prior year, with Average Effective Rent per Unit up 4.5% while capturing strong Average Physical Occupancy of 95.7%.
•
During the third quarter of 2023, MAA’s Same Store Portfolio property operating expense and Net Operating Income (NOI) increased by 4.7% and 3.7%, respectively, as compared to the same period in the prior year.
•
As of September 30, 2023, resident turnover remained low at 45.2% on a trailing 12 month basis driven by historically low levels of move-outs associated with buying single family-homes.
•
As of the end of the third quarter of 2023, MAA had five communities under development, representing 1,970 units once complete, with a projected total cost of $642.7 million and an estimated $296.4 million remaining to be funded.
•
As of the end of the third quarter of 2023, MAA had two recently completed development communities in lease-up. One community is expected to stabilize in the fourth quarter of 2023 and one in the third quarter of 2024.
•
MAA completed the redevelopment of 2,258 apartment homes during the third quarter of 2023, capturing average rental rate increases of approximately 7% above non-renovated units.
•
Subsequent to the end of the third quarter of 2023, MAA acquired a 323-unit multifamily community located in the Phoenix, Arizona market.
•
MAA’s balance sheet remains strong with a historically low Net Debt/Adjusted EBITDAre ratio of 3.4x and $1.4 billion of combined cash and available capacity under MAALP’s unsecured revolving credit facility as of September 30, 2023.

Same Store Portfolio Operating Results

To ensure comparable reporting with prior periods, the Same Store Portfolio includes properties that were owned by MAA and stabilized at the beginning of the previous year. Same Store Portfolio results for the three and nine months ended September 30, 2023 as compared to the same period in the prior year are summarized below:

	Three months ended September 30, 2023 vs. 2022				Nine months ended September 30, 2023 vs. 2022
	Revenues	Expenses	NOI	Average Effective Rent per Unit	Revenues	Expenses	NOI	Average Effective Rent per Unit
Same Store Operating Growth	4.1%	4.7%	3.7%	4.5%	7.6%	6.7%	8.2%	8.7%

A reconciliation of NOI, including Same Store NOI, to Net income available for MAA common shareholders, and discussion of the components of NOI, can be found later in this release.

Same Store Portfolio operating statistics for the three and nine months ended September 30, 2023 are summarized below:

	Three months ended September 30, 2023		Nine months ended September 30, 2023		September 30, 2023
	Average Effective Rent per Unit	Average Physical Occupancy	Average Effective Rent per Unit	Average Physical Occupancy	Resident Turnover
Same Store Operating Statistics	$1,690	95.7%	$1,673	95.6%	45.2%

Same Store Portfolio lease pricing for both new and renewing leases effective during the third quarter of 2023, on a blended basis, increased 1.6% as compared to the prior lease, driven by a 5.0% increase for renewing leases and a 2.2% decrease for leases to new move-in residents.

Same Store Portfolio lease pricing for both new and renewing leases effective during the nine months ended September 30, 2023, on a blended basis, increased 2.9% as compared to the prior lease, driven by a 6.4% increase for renewing leases and a 0.8% decrease for leases to new move-in residents.

Development and Lease-up Activity

A summary of MAA’s development communities under construction as of the end of the third quarter of 2023 is set forth below (dollars in thousands):

	Units as of			Development Costs as of			Expected Project
Total	September 30, 2023			September 30, 2023			Completions By Year
Development				Expected	Spend	Expected
Projects (1)	Total	Delivered	Leased	Total	to Date	Remaining	2023	2024	2025
5	1,970	182	130	$642,700	$346,264	$296,436	—	3	2
(1)
Three of the development projects are currently leasing or are expected to begin leasing during the fourth quarter of 2023.

During the third quarter of 2023, MAA funded $47.0 million of costs for current and planned projects, including predevelopment activities. MAA expects to begin multifamily development projects on four to six land parcels currently owned or under contract over the next 18 to 24 months.

A summary of the total units, physical occupancy and cost of MAA’s lease-up communities as of the end of the third quarter of 2023 is set forth below (dollars in thousands):

Total	As of September 30, 2023
Lease-Up	Total	Physical	Spend
Projects (1)	Units	Occupancy	to Date
2	690	60.1%	$150,071
(1)
One of the lease-up projects is expected to stabilize in the fourth quarter of 2023.

The current expected average stabilized NOI yield on the five communities either currently leasing or expected to begin leasing during the fourth quarter of 2023 is 6.7%.

Acquisition Activity

In October 2023, MAA acquired a 323-unit multifamily community currently in lease-up and located in the Phoenix, Arizona market for approximately $102 million.

Property Redevelopment and Repositioning Activity

A summary of MAA’s interior redevelopment program and Smart Home technology initiative as of the end of the third quarter of 2023 is set forth below:

	As of September 30, 2023
	Units	Units	Average Cost	Increase in Average		Remaining Units
	Completed	Completed	per Unit	Effective Rent per Unit		Expected to be Completed
	QTD	YTD	YTD	YTD		Through December 31, 2023
Redevelopment	2,258	5,464	$6,190	$101		900 - 1,500

Smart Home	413	20,943	$1,425	$20	(1)	500 - 1,000
(1)
Projected increase upon lease renewal, opt in or unit turnover.

As of September 30, 2023, MAA had completed installation of Smart Home technology (unit entry locks, mobile control of lights and thermostat and leak monitoring) in over 92,000 units across its apartment community portfolio since the initiative began during the first quarter of 2019.

During the third quarter of 2023, MAA continued its property repositioning program to upgrade and reposition the amenity and common areas at select apartment communities resulting in higher and above market rent growth. The five active projects during the nine months ended September 30, 2023 are expected to deliver yields on cost averaging 8%. Two of the five projects are complete with the remainder expected to be completed in the fourth quarter of 2023. An additional six projects are expected to start in the fourth quarter of 2023. For the nine months ended September 30, 2023, MAA spent $9.7 million on this program. As of September 30, 2023, for all projects completed and either fully or partially repriced, MAA has captured yields on cost averaging approximately 15%.

Capital Expenditures

A summary of MAA’s capital expenditures and Funds Available for Distribution (FAD) for the three and nine months ended September 30, 2023 and 2022 is set forth below (dollars in millions, except per Share data):

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Core FFO	$274.9	$259.5	$820.4	$733.5
Recurring capital expenditures	(36.4)	(38.7)	(85.4)	(84.3)
Core adjusted FFO (Core AFFO)	238.5	220.8	735.0	649.2
Redevelopment, revenue enhancing, commercial and other capital expenditures	(47.5)	(47.0)	(156.3)	(132.9)
FAD	$191.0	$173.8	$578.7	$516.3

Core FFO per Share - diluted	$2.29	$2.19	$6.85	$6.18
Core AFFO per Share - diluted	$1.99	$1.86	$6.14	$5.47

A reconciliation of FFO, Core FFO, Core AFFO and FAD to Net income available for MAA common shareholders, and discussion of the components of FFO, Core FFO, Core AFFO and FAD, can be found later in this release.

Balance Sheet and Financing Activities

As of September 30, 2023, MAA had $1.4 billion of combined cash and available capacity under MAALP’s unsecured revolving credit facility. MAALP refers to Mid-America Apartments, L.P., which is MAA's operating partnership.

Dividends and distributions paid on shares of common stock and noncontrolling interests during the third quarter of 2023 were $167.8 million, as compared to $148.3 million for the same period in the prior year.

Balance sheet highlights as of September 30, 2023 are summarized below (dollars in billions):

Total debt to adjusted total assets (1)	Net Debt/Adjusted EBITDAre (2)	Total debt outstanding	Average effective interest rate	Fixed rate debt as a % of total debt	Total debt average years to maturity
27.3%	3.4x	$4.4	3.4%	100.0%	7.2
(1)
As defined in the covenants for the bonds issued by MAALP.
(2)
Adjusted EBITDAre is calculated for the trailing twelve month period ended September 30, 2023.

A reconciliation of Net Debt to Unsecured notes payable and Secured notes payable and a reconciliation of Adjusted EBITDAre to Net income, along with discussion of the components of Net Debt and Adjusted EBITDAre, can be found later in this release.

119th Consecutive Quarterly Common Dividend Declared

MAA declared its 119th consecutive quarterly common dividend, which will be paid on October 31, 2023 to holders of record on October 13, 2023. The current annual dividend rate is $5.60 per common share. The timing and amount of future dividends will depend on actual cash flows from operations, MAA’s financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986 and other factors as MAA’s Board of Directors deems relevant. MAA’s Board of Directors may modify the dividend policy from time to time.

2023 Earnings and Same Store Portfolio Guidance

MAA is updating its prior 2023 guidance for Earnings per common share, Core FFO per Share and Core AFFO per Share, along with its expectations for growth in Property revenue, Property operating expense and NOI for the Same Store Portfolio in 2023.

FFO, Core FFO and Core AFFO are non-GAAP financial measures. Acquisition and disposition activity materially affects depreciation and capital gains or losses, which combined, generally represent the majority of the difference between Net income available for common shareholders and FFO. As discussed in the definitions of non-GAAP financial measures found later in this release, MAA’s definition of FFO is in accordance with the National Association of Real Estate Investment Trusts’, or NAREIT’s, definition, and Core FFO represents FFO as adjusted for items that are not considered part of MAA’s core business operations. MAA believes that Core FFO is helpful in understanding operating performance in that Core FFO excludes not only depreciation expense of real estate assets and certain other non-routine items, but it also excludes certain items that by their nature are not comparable over periods and therefore tend to obscure actual operating performance.

2023 Guidance	Previous Range	Previous Midpoint	Revised Range	Revised Midpoint
Earnings:	Full Year 2023	Full Year 2023	Full Year 2023	Full Year 2023
Earnings per common share - diluted	$5.04 to $5.32	$5.18	$4.36 to $4.52	$4.44
Core FFO per Share - diluted	$9.00 to $9.28	$9.14	$9.06 to $9.22	$9.14
Core AFFO per Share - diluted	$8.08 to $8.36	$8.22	$8.14 to $8.30	$8.22

MAA Same Store Portfolio:
Property revenue growth	5.50% to 7.00%	6.25%	5.75% to 6.75%	6.25%
Property operating expense growth	5.30% to 6.80%	6.05%	6.00% to 7.00%	6.50%
NOI growth	5.60% to 7.10%	6.35%	5.50% to 6.50%	6.00%

MAA expects Core FFO for the fourth quarter of 2023 to be in the range of $2.21 to $2.37 per Share, or $2.29 per Share at the midpoint. MAA does not forecast Earnings per common share on a quarterly basis as MAA generally cannot predict the timing of forecasted acquisition and disposition activity within a particular quarter (rather than during the course of the full year). Additional details and guidance items are provided in the Supplemental Data to this release.

Supplemental Material and Conference Call

Supplemental data to this release can be found on the “For Investors” page of the MAA website at www.maac.com. MAA will host a conference call to further discuss third quarter results on October 26, 2023, at 9:00 AM Central Time. The conference call-in number is 877-830-2597. You may also join the live webcast of the conference call by accessing the “For Investors” page of the MAA website at www.maac.com. MAA’s filings with the Securities and Exchange Commission (SEC) are filed under the registrant names of Mid-America Apartment Communities, Inc. and Mid-America Apartments, L.P.

About MAA

MAA, an S&P 500 company, is a real estate investment trust (REIT) focused on delivering full-cycle and superior investment performance for shareholders through the ownership, management, acquisition, development and redevelopment of quality apartment communities primarily in the Southeast, Southwest and Mid-Atlantic regions of the United States. As of September 30, 2023, MAA had ownership interest in 101,987 apartment units, including communities currently in development, across 16 states and the District of Columbia. For further details, please visit the MAA website at www.maac.com or contact Investor Relations at investor.relations@maac.com, or via mail at MAA, 6815 Poplar Ave., Suite 500, Germantown, TN 38138, Attn: Investor Relations.

Forward-Looking Statements

Sections of this release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to our expectations for future periods. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements regarding expected operating performance and results, property stabilizations, property acquisition and disposition activity, joint venture activity, development and renovation activity and other capital expenditures, and capital raising and financing activity, as well as lease pricing, revenue and expense growth, occupancy, interest rate and other economic expectations. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecasts,” “projects,” “assumes,” “will,” “may,” “could,” “should,” “budget,” “target,” “outlook,” “proforma,” “opportunity,” “guidance” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, as described below, which may cause our actual results, performance or achievements to be materially different from the results of operations, financial conditions or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

The following factors, among others, could cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements:

•
inability to generate sufficient cash flows due to unfavorable economic and market conditions, changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws, or other factors;
•
exposure to risks inherent in investments in a single industry and sector;
•
adverse changes in real estate markets, including, but not limited to, the extent of future demand for multifamily units in our significant markets, barriers of entry into new markets which we may seek to enter in the future, limitations on our ability to increase or collect rental rates, competition, our ability to identify and consummate attractive acquisitions or development projects on favorable terms, our ability to consummate any planned dispositions in a timely manner on acceptable terms, and our ability to reinvest sale proceeds in a manner that generates favorable returns;
•
failure of development communities to be completed within budget and on a timely basis, if at all, to lease-up as anticipated or to achieve anticipated results;
•
unexpected capital needs;
•
material changes in operating costs, including real estate taxes, utilities and insurance costs, due to inflation and other factors;
•
inability to obtain appropriate insurance coverage at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverage;
•
ability to obtain financing at favorable rates, if at all, or refinance existing debt as it matures;
•
level and volatility of interest or capitalization rates or capital market conditions;
•
the effect of any rating agency actions on the cost and availability of new debt financing;
•
the impact of adverse developments affecting the U.S. or global banking industry, including bank failures and liquidity concerns, which could cause continued or worsening economic and market volatility, and regulatory responses thereto;
•
significant change in the mortgage financing market or other factors that would cause single-family housing or other alternative housing options, either as an owned or rental product, to become a more significant competitive product;
•
ability to continue to satisfy complex rules in order to maintain our status as a REIT for federal income tax purposes, the ability of MAALP to satisfy the rules to maintain its status as a partnership for federal income tax purposes, the ability of our taxable REIT subsidiaries to maintain their status as such for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;
•
inability to attract and retain qualified personnel;
•
cyber liability or potential liability for breaches of our or our service providers’ information technology systems, or business operations disruptions;
•
potential liability for environmental contamination;
•
changes in the legal requirements we are subject to, or the imposition of new legal requirements, that adversely affect our operations;
•
extreme weather and natural disasters;
•
disease outbreaks and other public health events and measures that are taken by federal, state, and local governmental authorities in response to such outbreaks and events;
•
impact of climate change on our properties or operations;
•
legal proceedings or class action lawsuits;
•
impact of reputational harm caused by negative press or social media postings of our actions or policies, whether or not warranted;
•
compliance costs associated with numerous federal, state and local laws and regulations; and
•
other risks identified in this release and in reports we file with the SEC or in other documents that we publicly disseminate.

New factors may also emerge from time to time that could have a material adverse effect on our business. Except as required by law, we undertake no obligation to publicly update or revise forward-looking statements contained in this release to reflect events, circumstances or changes in expectations after the date of this release.

FINANCIAL HIGHLIGHTS

Dollars in thousands, except per share data	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Rental and other property revenues	$542,042	$520,783	$1,606,221	$1,491,901

Net income available for MAA common shareholders	$109,810	$121,389	$389,564	$441,049

Total NOI (1)	$342,819	$329,360	$1,029,862	$949,381

Earnings per common share: (2)
Basic	$0.94	$1.05	$3.34	$3.82
Diluted	$0.94	$1.05	$3.34	$3.82

Funds from operations per Share - diluted: (2)
FFO (1)	$2.16	$2.19	$6.85	$6.08
Core FFO (1)	$2.29	$2.19	$6.85	$6.18
Core AFFO (1)	$1.99	$1.86	$6.14	$5.47

Dividends declared per common share	$1.4000	$1.2500	$4.2000	$3.5875

Dividends/Core FFO (diluted) payout ratio	61.1%	57.1%	61.3%	58.1%
Dividends/Core AFFO (diluted) payout ratio	70.4%	67.2%	68.4%	65.6%

Consolidated interest expense	$36,651	$38,637	$110,655	$116,663
Mark-to-market debt adjustment	—	(19)	25	(90)
Debt discount and debt issuance cost amortization	(1,501)	(1,510)	(4,562)	(4,457)
Capitalized interest	3,182	2,253	9,065	6,146
Total interest incurred	$38,332	$39,361	$115,183	$118,262

Amortization of principal on notes payable	$124	$352	$854	$1,043
(1)
A reconciliation of the following items and discussion of their respective components can be found later in this release: (i) NOI to Net income available for MAA common shareholders; and (ii) FFO, Core FFO and Core AFFO to Net income available for MAA common shareholders.
(2)
See the “Share and Unit Data” section for additional information.

Dollars in thousands, except share price
	September 30, 2023	December 31, 2022
Gross Assets (1)	$16,107,421	$15,543,912
Gross Real Estate Assets (1)	$15,878,181	$15,336,793
Total debt	$4,394,263	$4,414,903
Common shares and units outstanding	119,834,510	118,645,269
Share price	$128.65	$156.99
Book equity value	$6,321,622	$6,210,419
Market equity value	$15,416,710	$18,626,121
Net Debt/Adjusted EBITDAre (2)	3.4x	3.7x
(1)
A reconciliation of Gross Assets to Total assets and Gross Real Estate Assets to Real estate assets, net, along with discussion of their components, can be found later in this release.
(2)
Adjusted EBITDAre is calculated for the trailing twelve month period for each date presented. A reconciliation of the following items and discussion of their respective components can be found later in this release: (i) Net Debt to Unsecured notes payable and Secured notes payable; and (ii) EBITDA, EBITDAre and Adjusted EBITDAre to Net income.

CONSOLIDATED STATEMENTS OF OPERATIONS

Dollars in thousands, except per share data (Unaudited)	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Revenues:
Rental and other property revenues	$542,042	$520,783	$1,606,221	$1,491,901
Expenses:
Operating expenses, excluding real estate taxes and insurance	122,660	117,390	347,868	328,514
Real estate taxes and insurance	76,563	74,033	228,491	214,006
Depreciation and amortization	146,702	136,879	424,175	404,761
Total property operating expenses	345,925	328,302	1,000,534	947,281
Property management expenses	16,298	16,262	50,317	48,429
General and administrative expenses	13,524	12,188	43,329	44,091
Interest expense	36,651	38,637	110,655	116,663
Loss (gain) on sale of depreciable real estate assets	75	1	61	(131,963)
Gain on sale of non-depreciable real estate assets	—	(431)	(54)	(809)
Other non-operating expense (income)	16,493	1,718	(3,966)	19,248
Income before income tax benefit (expense)	113,076	124,106	405,345	448,961
Income tax benefit (expense)	209	1,256	(3,596)	5,750
Income from continuing operations before real estate joint venture activity	113,285	125,362	401,749	454,711
Income from real estate joint venture	447	341	1,214	1,129
Net income	113,732	125,703	402,963	455,840
Net income attributable to noncontrolling interests	3,000	3,392	10,633	12,025
Net income available for shareholders	110,732	122,311	392,330	443,815
Dividends to MAA Series I preferred shareholders	922	922	2,766	2,766
Net income available for MAA common shareholders	$109,810	$121,389	$389,564	$441,049

Earnings per common share - basic:
Net income available for common shareholders	$0.94	$1.05	$3.34	$3.82

Earnings per common share - diluted:
Net income available for common shareholders	$0.94	$1.05	$3.34	$3.82

SHARE AND UNIT DATA

Shares and units in thousands	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net Income Shares (1)
Weighted average common shares - basic	116,633	115,363	116,479	115,325
Effect of dilutive securities	78	205	134	267
Weighted average common shares - diluted	116,711	115,568	116,613	115,592
Funds From Operations Shares And Units
Weighted average common shares and units - basic	119,787	118,564	119,635	118,528
Weighted average common shares and units - diluted	119,833	118,643	119,683	118,626
Period End Shares And Units
Common shares at September 30,	116,687	115,448	116,687	115,448
Operating Partnership units at September 30,	3,148	3,196	3,148	3,196
Total common shares and units at September 30,	119,835	118,644	119,835	118,644
(1)
For additional information on the calculation of diluted common shares and earnings per common share, please refer to the Notes to Condensed Consolidated Financial Statements in MAA’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2023, expected to be filed with the SEC on or about October 26, 2023.

CONSOLIDATED BALANCE SHEETS

Dollars in thousands (Unaudited)
	September 30, 2023	December 31, 2022
Assets
Real estate assets:
Land	$2,008,523	$2,008,364
Buildings and improvements and other	13,252,746	12,841,947
Development and capital improvements in progress	338,864	332,035
	15,600,133	15,182,346
Less: Accumulated depreciation	(4,725,099)	(4,302,747)
	10,875,034	10,879,599
Undeveloped land	73,861	64,312
Investment in real estate joint venture	42,290	42,290
Real estate assets, net	10,991,185	10,986,201

Cash and cash equivalents	161,897	38,659
Restricted cash	13,440	22,412
Other assets	215,800	193,893
Total assets	$11,382,322	$11,241,165

Liabilities and equity
Liabilities:
Unsecured notes payable	$4,034,153	$4,050,910
Secured notes payable	360,110	363,993
Accrued expenses and other liabilities	666,437	615,843
Total liabilities	5,060,700	5,030,746

Redeemable common stock	18,033	20,671

Shareholders’ equity:
Preferred stock	9	9
Common stock	1,168	1,152
Additional paid-in capital	7,410,109	7,202,834
Accumulated distributions in excess of net income	(1,285,428)	(1,188,854)
Accumulated other comprehensive loss	(9,244)	(10,052)
Total MAA shareholders’ equity	6,116,614	6,005,089
Noncontrolling interests - Operating Partnership units	163,950	163,595
Total Company’s shareholders’ equity	6,280,564	6,168,684
Noncontrolling interests - consolidated real estate entities	23,025	21,064
Total equity	6,303,589	6,189,748
Total liabilities and equity	$11,382,322	$11,241,165

RECONCILIATION OF FFO, CORE FFO, CORE AFFO AND FAD TO NET INCOME AVAILABLE FOR MAA COMMON SHAREHOLDERS

Amounts in thousands, except per share and unit data	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net income available for MAA common shareholders	$109,810	$121,389	$389,564	$441,049
Depreciation and amortization of real estate assets	145,278	135,023	419,532	399,366
Loss (gain) on sale of depreciable real estate assets	75	1	61	(131,963)
MAA’s share of depreciation and amortization of real estate assets of real estate joint venture	153	156	456	466
Net income attributable to noncontrolling interests	3,000	3,392	10,633	12,025
FFO attributable to common shareholders and unitholders	258,316	259,961	820,246	720,943
Loss on embedded derivative in preferred shares (1)	11,250	425	1,863	10,364
Gain on sale of non-depreciable real estate assets	—	(431)	(54)	(809)
Loss (gain) on investments, net of tax (1) (2)	5,166	6,470	(603)	31,036
Casualty related charges (recoveries), net (1) (3)	217	(7,046)	588	(29,171)
(Gain) loss on debt extinguishment (1)	(57)	47	(57)	47
Legal costs and settlements, net (1)	—	—	(1,600)	535
COVID-19 related costs (1)	—	60	—	502
Mark-to-market debt adjustment (4)	—	19	(25)	90
Core FFO attributable to common shareholders and unitholders	274,892	259,505	820,358	733,537
Recurring capital expenditures	(36,368)	(38,669)	(85,367)	(84,343)
Core AFFO attributable to common shareholders and unitholders	238,524	220,836	734,991	649,194
Redevelopment capital expenditures	(19,723)	(23,773)	(77,442)	(77,280)
Revenue enhancing capital expenditures	(19,123)	(16,172)	(51,168)	(39,100)
Commercial capital expenditures	(2,104)	(727)	(4,540)	(2,754)
Other capital expenditures (5)	(6,554)	(6,363)	(23,109)	(13,773)
FAD attributable to common shareholders and unitholders	$191,020	$173,801	$578,732	$516,287

Dividends and distributions paid	$167,766	$148,301	$501,620	$406,226

Weighted average common shares - diluted	116,711	115,568	116,613	115,592
FFO weighted average common shares and units - diluted	119,833	118,643	119,683	118,626

Earnings per common share - diluted:
Net income available for common shareholders	$0.94	$1.05	$3.34	$3.82

FFO per Share - diluted	$2.16	$2.19	$6.85	$6.08
Core FFO per Share - diluted	$2.29	$2.19	$6.85	$6.18
Core AFFO per Share - diluted	$1.99	$1.86	$6.14	$5.47
(1)
Included in Other non-operating expense (income) in the Consolidated Statements of Operations.
(2)
For the three months ended September 30, 2023 and 2022 and the nine months ended September 30, 2022, loss on investments is presented net of tax benefit of $1.4 million, $1.7 million and $8.3 million, respectively. For the nine months ended September 30, 2023, gain on investments is presented net of tax expense of $0.1 million.
(3)
For the three and nine months ended September 30, 2022, MAA recognized a gain of $7.2 million and $27.6 million, respectively, from the receipt of insurance proceeds that exceeded its casualty losses related to winter storm Uri.
(4)
Included in Interest expense in the Consolidated Statements of Operations.
(5)
For the three and nine months ended September 30, 2022, $0.7 million and $2.0 million, respectively, of corporate related capital expenditures are excluded from other capital expenditures.

RECONCILIATION OF NET OPERATING INCOME TO NET INCOME AVAILABLE FOR MAA COMMON SHAREHOLDERS

Dollars in thousands	Three Months Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net Operating Income
Same Store NOI	$324,745	$323,435	$313,111	$977,120	$903,435
Non-Same Store and Other NOI	18,074	17,378	16,249	52,742	45,946
Total NOI	342,819	340,813	329,360	1,029,862	949,381
Depreciation and amortization	(146,702)	(138,972)	(136,879)	(424,175)	(404,761)
Property management expenses	(16,298)	(16,091)	(16,262)	(50,317)	(48,429)
General and administrative expenses	(13,524)	(13,882)	(12,188)	(43,329)	(44,091)
Interest expense	(36,651)	(36,723)	(38,637)	(110,655)	(116,663)
(Loss) gain on sale of depreciable real estate assets	(75)	(1)	(1)	(61)	131,963
Gain on sale of non-depreciable real estate assets	—	—	431	54	809
Other non-operating (expense) income	(16,493)	16,992	(1,718)	3,966	(19,248)
Income tax benefit (expense)	209	(2,861)	1,256	(3,596)	5,750
Income from real estate joint venture	447	382	341	1,214	1,129
Net income attributable to noncontrolling interests	(3,000)	(3,969)	(3,392)	(10,633)	(12,025)
Dividends to MAA Series I preferred shareholders	(922)	(922)	(922)	(2,766)	(2,766)
Net income available for MAA common shareholders	$109,810	$144,766	$121,389	$389,564	$441,049

RECONCILIATION OF EBITDA, EBITDAre AND ADJUSTED EBITDAre TO NET INCOME

Dollars in thousands	Three Months Ended		Twelve Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	December 31, 2022
Net income	$113,732	$125,703	$601,899	$654,776
Depreciation and amortization	146,702	136,879	562,412	542,998
Interest expense	36,651	38,637	148,739	154,747
Income tax (benefit) expense	(209)	(1,256)	3,138	(6,208)
EBITDA	296,876	299,963	1,316,188	1,346,313
Loss (gain) on sale of depreciable real estate assets	75	1	(82,738)	(214,762)
Adjustments to reflect the Company’s share of EBITDAre of an unconsolidated affiliate	340	341	1,349	1,357
EBITDAre	297,291	300,305	1,234,799	1,132,908
Loss on embedded derivative in preferred shares (1)	11,250	425	12,606	21,107
Gain on sale of non-depreciable real estate assets	—	(431)	(54)	(809)
Loss on investments (1)	6,547	8,197	5,322	45,357
Casualty related charges (recoveries), net (1) (2)	217	(7,046)	(171)	(29,930)
(Gain) loss on debt extinguishment (1)	(57)	47	(57)	47
Legal costs and settlements, net (1)	—	—	6,400	8,535
COVID-19 related costs (1)	—	60	73	575
Adjusted EBITDAre	$315,248	$301,557	$1,258,918	$1,177,790
(1)
Included in Other non-operating expense (income) in the Consolidated Statements of Operations.
(2)
For the three months ended September 30, 2022 and twelve months ended September 30, 2023 and December 31, 2022, MAA recognized a gain of $7.2 million, $1.4 million and $29.0 million, respectively, from the receipt of insurance proceeds that exceeded its casualty losses related to winter storm Uri.

RECONCILIATION OF NET DEBT TO UNSECURED NOTES PAYABLE AND SECURED NOTES PAYABLE

Dollars in thousands
	September 30, 2023	December 31, 2022
Unsecured notes payable	$4,034,153	$4,050,910
Secured notes payable	360,110	363,993
Total debt	4,394,263	4,414,903
Cash and cash equivalents	(161,897)	(38,659)
1031(b) exchange proceeds included in Restricted cash (1)	—	(9,186)
Net Debt	$4,232,366	$4,367,058
(1)
Included in Restricted cash in the Consolidated Balance Sheets.

RECONCILIATION OF GROSS ASSETS TO TOTAL ASSETS

Dollars in thousands
	September 30, 2023	December 31, 2022
Total assets	$11,382,322	$11,241,165
Accumulated depreciation	4,725,099	4,302,747
Gross Assets	$16,107,421	$15,543,912

RECONCILIATION OF GROSS REAL ESTATE ASSETS TO REAL ESTATE ASSETS, NET

Dollars in thousands
	September 30, 2023	December 31, 2022
Real estate assets, net	$10,991,185	$10,986,201
Accumulated depreciation	4,725,099	4,302,747
Cash and cash equivalents	161,897	38,659
1031(b) exchange proceeds included in Restricted cash (1)	—	9,186
Gross Real Estate Assets	$15,878,181	$15,336,793
(1)
Included in Restricted cash in the Consolidated Balance Sheets.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDAre

For purposes of calculations in this release, Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization for real estate, or Adjusted EBITDAre, represents EBITDAre further adjusted for items that are not considered part of MAA’s core operations such as adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares, gain or loss on sale of non-depreciable assets, gain or loss on investments, casualty related (recoveries) charges, net, gain or loss on debt extinguishment, legal costs and settlements, net and COVID-19 related costs. As an owner and operator of real estate, MAA considers Adjusted EBITDAre to be an important measure of performance from core operations because Adjusted EBITDAre does not include various income and expense items that are not indicative of operating performance. MAA’s computation of Adjusted EBITDAre may differ from the methodology utilized by other companies to calculate Adjusted EBITDAre. Adjusted EBITDAre should not be considered as an alternative to Net income as an indicator of operating performance.

Core Adjusted Funds from Operations (Core AFFO)

Core AFFO is composed of Core FFO less recurring capital expenditures. Because net income attributable to noncontrolling interests is added back, Core AFFO, when used in this release, represents Core AFFO attributable to common shareholders and unitholders. Core AFFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. As an owner and operator of real estate, MAA considers Core AFFO to be an important measure of performance from operations because Core AFFO measures the ability to control revenues, expenses and recurring capital expenditures.

Core Funds from Operations (Core FFO)

Core FFO represents FFO as adjusted for items that are not considered part of MAA’s core business operations such as adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares, gain or loss on sale of non-depreciable assets, gain or loss on investments, net of tax, casualty related (recoveries) charges, net, gain or loss on debt extinguishment, legal costs and settlements, net, COVID-19 related costs, mark-to-market debt adjustments and other non-core items. Because net income attributable to noncontrolling interests is added back, Core FFO, when used in this release, represents Core FFO attributable to common shareholders and unitholders. While MAA's definition of Core FFO may be similar to others in the industry, MAA’s methodology for calculating Core FFO may differ from that utilized by other REITs and, accordingly, may not be comparable to such other REITs. Core FFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. MAA believes that Core FFO is helpful in understanding its core operating performance between periods in that it removes certain items that by their nature are not comparable over periods and therefore tend to obscure actual operating performance.

EBITDA

For purposes of calculations in this release, Earnings Before Interest, Income Taxes, Depreciation and Amortization, or EBITDA, is composed of net income plus depreciation and amortization, interest expense, and income taxes. As an owner and operator of real estate, MAA considers EBITDA to be an important measure of performance from core operations because EBITDA does not include various expense items that are not indicative of operating performance. EBITDA should not be considered as an alternative to Net income as an indicator of operating performance.

EBITDAre

For purposes of calculations in this release, Earnings Before Interest, Income Taxes, Depreciation and Amortization for real estate, or EBITDAre, is composed of EBITDA further adjusted for the gain or loss on sale of depreciable assets and adjustments to reflect MAA’s share of EBITDAre of an unconsolidated affiliate. As an owner and operator of real estate, MAA considers EBITDAre to be an important measure of performance from core operations because EBITDAre does not include various expense items that are not indicative of operating performance. While MAA’s definition of EBITDAre is in accordance with NAREIT’s definition, it may differ from the methodology utilized by other companies to calculate EBITDAre. EBITDAre should not be considered as an alternative to Net income as an indicator of operating performance.

Funds Available for Distribution (FAD)

FAD is composed of Core FFO less total capital expenditures, excluding development spending, property acquisitions, capital expenditures relating to significant casualty losses that management expects to be reimbursed by insurance proceeds and corporate related capital expenditures. Because net income attributable to noncontrolling interests is added back, FAD, when used in this release, represents FAD attributable to common shareholders and unitholders. FAD should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. As an owner and operator of real estate, MAA considers FAD to be an important measure of performance from core operations because FAD measures the ability to control revenues, expenses and capital expenditures.

Funds From Operations (FFO)

FFO represents net income available for MAA common shareholders (calculated in accordance with GAAP) excluding gain or loss on disposition of operating properties and asset impairment, plus depreciation and amortization of real estate assets, net income attributable to noncontrolling interests, and adjustments for joint ventures. Because net income attributable to noncontrolling interests is added back, FFO, when used in this release, represents FFO attributable to common shareholders and unitholders. While MAA’s definition of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other companies and, accordingly, may not be comparable to such other companies. FFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. MAA believes that FFO is helpful in understanding operating performance in that FFO excludes depreciation and amortization of real estate assets. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

Gross Assets

Gross Assets represents Total assets plus Accumulated depreciation. MAA believes that Gross Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

NON-GAAP FINANCIAL MEASURES (Continued)

Gross Real Estate Assets

Gross Real Estate Assets represents Real estate assets, net plus Accumulated depreciation, Cash and cash equivalents and 1031(b) exchange proceeds included in Restricted cash. MAA believes that Gross Real Estate Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

Net Debt

Net Debt represents Unsecured notes payable and Secured notes payable less Cash and cash equivalents and 1031(b) exchange proceeds included in Restricted cash. MAA believes Net Debt is a helpful tool in evaluating its debt position.

Net Operating Income (NOI)

Net Operating Income represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties held during the period, regardless of their status as held for sale. NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

Non-Same Store and Other NOI

Non-Same Store and Other NOI represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties classified within the Non-Same Store and Other Portfolio during the period. Non-Same Store and Other NOI includes all storm-related expenses related to hurricanes. Non-Same Store and Other NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes Non-Same Store and Other NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

Same Store NOI

Same Store NOI represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties classified within the Same Store Portfolio during the period. Same Store NOI excludes storm-related expenses related to hurricanes. Same Store NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes Same Store NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

OTHER KEY DEFINITIONS

Average Effective Rent per Unit

Average Effective Rent per Unit represents the average of gross rent amounts after the effect of leasing concessions for occupied units plus prevalent market rates asked for unoccupied units, divided by the total number of units. Leasing concessions represent discounts to the current market rate. MAA believes average effective rent is a helpful measurement in evaluating average pricing. It does not represent actual rental revenue collected per unit.

Average Physical Occupancy

Average Physical Occupancy represents the average of the daily physical occupancy for an applicable period.

Development Communities

Communities remain identified as development until certificates of occupancy are obtained for all units under development. Once all units are delivered and available for occupancy, the community moves into the Lease-up Communities portfolio.

Lease-up Communities

New acquisitions acquired during lease-up and newly developed communities remain in the Lease-up Communities portfolio until stabilized. Communities are considered stabilized when achieving 90% average physical occupancy for 90 days.

Non-Same Store and Other Portfolio

Non-Same Store and Other Portfolio includes recently acquired communities, communities in development or lease-up, communities that have been disposed of or identified for disposition, communities that have experienced a significant casualty loss, stabilized communities that do not meet the requirements defined by the Same Store Portfolio, retail properties and commercial properties.

Resident Turnover

Resident turnover represents resident move outs excluding transfers within the Same Store Portfolio as a percentage of expiring leases on a rolling twelve month basis as of the end of the reported quarter.

Same Store Portfolio

MAA reviews its Same Store Portfolio at the beginning of each calendar year, or as significant transactions or events warrant. Communities are generally added into the Same Store Portfolio if they were owned and stabilized at the beginning of the previous year. Communities are considered stabilized when achieving 90% average physical occupancy for 90 days. Communities that have been approved by MAA’s Board of Directors for disposition are excluded from the Same Store Portfolio. Communities that have experienced a significant casualty loss are also excluded from the Same Store Portfolio.

CONTACT: Investor Relations of MAA, 866-576-9689 (toll free), investor.relations@maac.com